Exhibit 3.1
RESTATED ARTICLES OF INCORPORATION
OF FIRST BANCORP.
     WHEREAS, First BanCorp. (the “Corporation”) filed Articles of Incorporation with the Puerto Rico Department of State on March 9, 1998;
     WHEREAS, the Corporation has filed with the Puerto Rico Department of State, in accordance with applicable law, certain amendments to its Articles of Incorporation;
     WHEREAS, pursuant to Article 8.05 of Act No. 164 of December 16, 2009, known as the Puerto Rico General Corporation Law, as amended (the “Corporation Act” or “Corporation Law”), the Corporation desires to restate and integrate, but not further amend, its Articles of Incorporation in and into one instrument;
     WHEREAS, no discrepancy exists between the provisions contained in these Restated Articles of Incorporation and the previously filed Articles of Incorporation and amendments thereto or restatements thereof; and
     WHEREAS, the restatement herein set forth has been duly approved by the Board of Directors of the Corporation, in accordance with applicable law.
     THEREFORE, pursuant to Article 8.05 of the Corporation Act, these Restated Articles of Incorporation restate and integrate the provisions of the Corporation’s Articles of Incorporation, without further amending them beyond the amendments and supplements made theretofore by any instrument previously filed in accordance with applicable law.
FIRST
     The name of this corporation is “First BanCorp.” (hereinafter the “Corporation”).
SECOND
     The principal office of the Corporation shall be located at 1519 Ponce de Leon Avenue, Santurce, Puerto Rico 00908. The Resident Agent of the Corporation is Jorge del Pino, at the same address above.
THIRD
     The term of existence of the Corporation is indefinite.
FOURTH
     The purpose of the Corporation is to engage, for profit, in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the Commonwealth of Puerto Rico, as amended from time to time (hereinafter, as so amended, the “Corporation Law”).

FIFTH
     (a) The business and activities of the Corporation shall be under the authority of a board of directors composed of the number of directors fixed from time to time by resolution of an absolute majority of the board of directors within the limits established in the By-Laws, provided that the number of directors shall always be an odd number and not less than five (5) nor more than fifteen (15). Directors shall be elected at the annual meeting of stockholders to serve one-year terms and until their successors are elected and qualified. A majority of the directors holding office shall constitute a quorum at meetings of the board of directors.
     (b) The directors shall have such qualifications, shall be subject to such responsibilities, shall comply with such requirements and shall hold office pursuant to the provisions of the Corporation Act and the By-Laws of the Corporation.
     (c) Any vacancy in the board of directors may be filled by a majority of the votes of the directors in function. The directors so elected shall meet all of the conditions and shall be subject to the same responsibilities of the directors elected by the stockholders and shall remain in their office until the next general meeting of stockholders is held and their successors have been duly elected and are sworn in their offices.
     (d) A director may be removed only for cause at a meeting of stockholders called expressly for that purpose by a vote of seventy-five percent (75%) of the shares then entitled to vote at such in election of directors. Notwithstanding the above, directors may be removed if required by regulatory authorities or by law.
     (e) The board of directors, by resolution approved by an absolute majority, may appoint one or more Committees, each one composed of one or more directors of the Corporation, and such executive or administrative officers as the board of directors may assign. Such committees shall and may exercise those powers that the board of directors may so delegate.
SIXTH
     The authorized capital of the Corporation shall be TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) represented by TWO BILLION (2,000,000,000) shares of common stock, TEN CENTS ($0.10) par value per share, and FIFTY MILLION (50,000,000) shares of Preferred Stock, ONE DOLLAR ($1.00) par value per share. The shares may be issued by the Corporation from time to time as authorized by the board of directors without the further approval of shareholders, except as otherwise provided in this Article Sixth or to the extent that such approval is required by governing law, rule or regulations.
     No shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors or controlling persons of the Corporation other than as part of a general public offering, unless their issuance or the plan (including stock option plans) under which they would be issued has been approved by a majority of the total votes to be cast at a legal meeting of stockholders.
     The board of directors is expressly authorized to provide, when it deems necessary, for the issuance of shares of preferred stock in one or more series, with such voting powers, and with such designations, preferences, rights, qualifications, limitations or restrictions thereof, as shall be expressed in resolution or resolutions of the board of directors, authorizing such issuance, including (but without limiting the generality of the foregoing) the following:
     (a) the designation of such series;
     (b) the dividend rate of such series, the conditions and dates upon which the dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;
     (c) whether the shares of such series shall be subject to redemption by the Corporation, and if made subject to such redemption, the terms and conditions of such redemption;
     (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;
     (e) whether the shares of such series shall be convertible and if provision be made for conversion, the terms of such conversion;
     (f) the extent, if any, to which the holders of such shares shall be entitled to vote; provided however, that in no event, shall any holder of any series of preferred stock be entitled to more than vote for each such share;
     (g) the restrictions and conditions, if any, upon the issue or re-issue of any additional preferred stock ranking on a parity with or prior to such shares as to dividends or upon dissolution; and
     (h) the rights of the holders of such shares upon dissolution of, or upon distribution of assets of the Corporation, which rights may be different in the case of voluntary dissolution.
SEVENTH
     Holders of capital stock of the Corporation, common and preferred stock, shall not have any preemptive or preferential right of subscription to or purchase of any shares, nor to any obligations convertible into any shares of the Corporation; whether now or hereafter authorized, except as the board of directors, in its discretion, may from time to time determine and at such price as the board of directors may from time to time fix.
EIGHTH
     The Corporation shall hold at least one general annual meeting of stockholders each year, at such place and date prescribed by the By-Laws of the Corporation, and such other special meetings necessary in the opinion of the President or the board of directors.
     The general annual meetings shall be convened by mailing a notice to each stockholder at least ten (10) days, but not more than sixty (60) days prior to the dates set forth for such meeting.
     Notices of special meetings of stockholders shall contain the same information as notices of general annual meetings of stockholders, but shall also contain information in connection with the reasons for the call to the meeting and in connection with the different matters to be considered and voted upon at the meeting. Notices prepared in accordance with these provisions shall be required in order to hold a valid stockholders’ meeting, and dispensing therewith shall be excused only by the written consent of the stockholders.

     To form quorum at general meetings and at special meetings, more than half of the paid-in capital must be represented by shareholders in person or by proxy. If no quorum is present a second call shall be made in accordance with the Corporation Act and the By-Laws.
     Action shall be taken only by a majority vote of stockholders present, by vote or proxy, except as otherwise provided in the preceding paragraph, and in such other cases provided by law.
NINTH
     (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if it is formally determined by the Board of Directors, or other committee or entity empowered to make such determination, that he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if it is formally determined by the Board of Directors, or other committee or entity empowered to make such determination, that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
     (3) To the extent that a director, officer employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph 1 or 2 of this Article NINTH, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.
     (4) Any indemnification under paragraph 1 or 2 of this Article NINTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.
     (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article NINTH.
     (6) The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (7) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.
     (8) Notwithstanding anything contained herein to the contrary, no indemnification may be made by the Corporation to any person if it relates to the imposition of a fine for an infraction or violation of any provision of the law.
TENTH
BUSINESS COMBINATIONS
A. Definitions and Related Matters:
     1. Affiliate. An “Affiliate” of , or a Person “affiliated with”, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     2. Associate. The term “Associate” used to indicate a relationship with any Person means:
          (a) Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities;
          (b) Any trust or other state in which such Person has a ten percent (10%) or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;
          (c) Any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person; or
          (d) Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment adviser.
     3. Beneficial Owner. A person shall be considered the “ Beneficial Owner” of any shares of stock (whether or not owned or record):
          (a) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares of stock and/or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of stock;
          (b) Which such Person or any Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversation rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or
          (c) Which are Beneficially Owned within the meaning of paragraphs (a) or (b) of this subsection 3 by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or businesses of the Corporation or Subsidiary of the Corporation.
     For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article TENTH of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be beneficially owned by such Person pursuant to the foregoing provisions of this subsection 3.
     4. Business Combination. A “Business Combination” means:
          (a) The sale, exchange, lease, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of its or their assets or business (including without limitation, any securities issued by a subsidiary);

          (b) The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business or a Related Person or any Affiliate or Associate of such Related Person;
          (c) Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;
          (d) Any reclassification of securities, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person or any Affiliate or Associate of such Related Person, or any partial or complete liquidation, spin off, split off or split up of the Corporation or any Subsidiary thereof;
          (e) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person or any Affiliate or Associate of such Related Person of Voting Shares or securities convertible into Voting Shares or any voting securities or securities convertible into voting securities or any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing Voting Shares or voting securities of a Subsidiary.
     As used in this definition, a “series of related transactions” shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.
     5. Continuing Director. A “Continuing Director” shall mean:
          (a) A person who was a member of the Board of Directors of the Corporation elected by the public stockholders prior to the time that a Related Person acquired in excess of ten percent (10%) of the stock of the Corporation entitled to vote in the election of directors, or
          (b) A person designated (before his initial election as a director) as a Continuing Director by majority of the then Continuing Directors.
     6. Date of Determinations. The term “Date of Determination” means:
          (a) The date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of stockholders to approve such transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business Combination; or
          (b) If such an agreement as referred to in paragraph (a) of subsection 6 is amended so as to make it less favorable to the Corporation and its stockholders, the date on which such amendment is approved by the Board of Directors of the Corporation; or
          (c) In cases where neither paragraphs (a) or (b) of this subsection 6 shall be applicable, the record date for the determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question.

     A majority of the Continuing Directors shall have the power and duty to determine the Date of Determination as to any transaction under this Article TENTH. Any such determination shall be conclusive and binding for all purposes of this Article TENTH.
     7. Independence Majority of Stockholders. “Independent Majority of Stockholders” shall mean the holders of a majority of the outstanding Voting Shares that are not Beneficially Owned or controlled, directly or indirectly, by a Related Person.
     8. Person. The term “Person” shall mean any person, partnership, corporation, group or other entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation of its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, association or group shall be deemed a “Person”.
     9. Related Person. “Related Person” means any Person which is the Beneficial Owner as of the Date of Determination or immediately prior to the consummation of a Business Combination of ten percent (10%) or more of the Voting Shares.
     10. Substantial Part. The term “Substantial Part” as used with reference to the assets of the Corporation, of any Subsidiary or of any Related Person means assets having a value of more than ten percent (10%) of the total consolidated assets of the Corporation and its Subsidiaries or of the Related Person as of the end of the Corporation’s or the Related Person’s most recent fiscal year ending prior to the time the determination is being made.
     11. Subsidiary. “Subsidiary” shall mean any corporation or other entity of which the Person in question owns not less than fifty percent (50%) of any class of equity securities, directly or indirectly.
     12. Voting Shares. “Voting Shares” shall mean shares of the Corporation entitled to vote generally in the election of directors.
     13. Whole Board of Directors. The total number of directors which the Corporation would have if there were no vacancies.
     14. Certain Determination with Respect to Article TENTH.
          (a) A majority of the Continuing Directors shall have the power to determine for the purpose of this Article TENTH, on the basis of information known to them: (i) the number of Voting Shares of which any Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of “Beneficial Owner” (ii)whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of “Beneficial Owner” as hereinabove defined, (iv) whether the assets subject to any Business Combination constitute a “Substantial Part” as hereinabove defined, (v) whether two or more transactions constitute a “series of related transactions” as hereinabove defined, (vi) any matters referred to in paragraph (b) of this subsection 14 below, and (vii) such other matters with respect to which a determination is required under this Article TENTH.

          (b) A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became a Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Beneficial Owner, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the Affiliate, Associate or other Person or (ii) the market price of the shares in question (as determined by a majority of the Continuing Directors) at the time when the Related Person became the Beneficial Owner thereof.
     15. Fiduciary Obligations. Nothing contained in this Article TENTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.
B. Approval of Business Combinations:
     1. Except as provided in subsection 2 below, neither the Corporation nor any of its Subsidiaries shall become party to any Business Combination without the prior affirmative vote at a meeting of the Corporation’s stockholders of:
          (a) The holders of not less than seventy-five (75%) of the outstanding Voting Shares, voting separately as a class, and
          (b) An Independent Majority of Stockholders.
          Such favorable votes shall be in any stockholder vote which would be required without reference to this Section B and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or otherwise.
     2. The provisions of subsection I above shall not apply to a particular Business Combination, and such Business Combination shall require only such stockholder vote (if any) as would be required without reference to this Section B, if all of the conditions set forth in paragraphs (a) through (e) below are satisfied:
          (a) The ratio of (i) the aggregate amount of the cash and the fair market value of the other consideration to be received per share of common Stock of the Corporation in such Business Combination, to (ii) the market price per share of the Common Stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealer’s fees) which such Related Person has theretofore paid in acquiring any Common Stock prior to such business Combination, to (y) the market price per share of Common Stock immediately prior to the initial acquisition by such Related Person of any shares of Common Stock; and
          (b) The aggregate amount of the cash and the fair market value of other consideration to be received per share of Common Stock in such Business Combination by holders of Common Stock, other than the Related Person involved in such Business Combination, is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealer’s fees) paid by such Related Person in acquiring any of its holdings of Common Stock; and
          (c) The consideration (if any) to be received in such Business Combination by holders of Common Stock other than the Related Person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring Common Stock already owned by it; and
          (d) After such Related person became a Related Person and prior to the consummation of such Business Combination: (i) such Related person shall have taken steps to insure that the board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ration that the number of Voting Shares of the Corporation from time to time owned by stockholders who are not related Persons bears to all Voting Shares of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the directors); (ii) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of the Corporation (except (x) upon conversion of convertible securities acquired by it prior to becoming a Related Person or (y) as a result of a pro rata stock dividend, stock split or division of shares or (z) in a transaction consummated after this Article TENTH was added to this Charter and which satisfied all applicable requirements of this Article TENTH); (iii) such Related Person shall not have acquired any additional Voting Shares of the Corporation or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such Related Person’s becoming a Related Person; and (iv) such Related Person shall not have (x) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or (y) made any major change in the Corporation’s business or equity capital structure or entered into any contract, arrangement or understanding with the Corporation except any such change, contract, arrangement or understanding as may have been approved by the favorable vote of not less than a majority of the Continuing Directors of the Corporation; and
          (e) A proxy statement complying with the disclosure requirements under the Securities Exchange Act of 1934 shall have been mailed to all holders of Voting Shares for the purpose of soliciting stockholder approval of such Business Combination. Such proxy statement is not required to be filed with or approved by the applicable regulatory agency unless otherwise required by law. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, and opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business combination from the point of view of the holders of Voting Shares other than any Related Person (such investment banking firm to be selected by a majority of the continuing Directors to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).
     3. For purposes of paragraphs (a) and (b) of subsection 2, in the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term “other consideration to be received” shall include (without limitation)

Common Stock retained by the stockholders of the Corporation other than Related Persons who are parties to such Business Combination.
     4. The provisions of this Section B shall not apply to any Business Combination approved by a majority of the Whole Board of Directors of the Corporation at any time at which the Person involved who theretofore was or thereafter became a Related Person was not such a Related Person or to any Business Combination approved by a majority of the Whole Board of Directors, including a majority of the Continuing Directors, after any time at which the Person involved became a Related Person.
C. Amendments of this Article TENTH:
     Notwithstanding any other provisions of these articles of incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Corporation) this Article TENTH shall not be amended, altered, change or repealed without:
          (a) The favorable vote of a majority of the Whole Board of Directors including a majority of the Continuing Directors; and
          (b) The affirmative vote of (i) the holders of seventy-five percent (75%) or more of the outstanding Voting Shares, voting separately as a class, and (ii) an Independent Majority of Stockholders; provided, however, that this Section C shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to stockholder by the favorable vote of seventy-five percent (75%) if the Whole Board of Directors, including a majority of the Continuing Directors, and any such amendment, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of law.
ELEVENTH
     The power to make or alter the By-Laws shall be vested at the regular annual meeting of Stockholders, but the board of directors may supply any matters not covered in the By-Laws, or amend them adopting all such rules as may be necessary for the conduct of the business of the Corporation as circumstances may require.
TWELVETH
     In order to amend Article FIFTH on these articles of incorporation, the affirmative vote of the holders of not less seventy-five percent (75%) of the total number of outstanding shares of the Corporation shall be required, notwithstanding that applicable law would otherwise permit such amendment with the approval of fewer shares.
     Unless otherwise provided, on all other amendments to these articles of incorporation, the affirmative vote of the holders of not less than fifty percent (50%) of the total number of outstanding shares of the Corporation shall be required.
     IN WITNESS WHEREOF, I, Lawrence Odell, Executive Vice President and General Counsel of the Corporation, who signs these Restated Articles of Incorporation, hereby swear that statements contain herein are true as of this 24th day of August 2010.

/s/ Lawrence Odell
Lawrence Odell
General Counsel